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                                                                    EXHIBIT 99.1


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                                           ADAPTIVE BROADBAND CORPORATION
                                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (In thousands, except per share data)
                                                     (Unaudited)

                                                                               Three Months Ended                       Fiscal Year
                                                              -----------------------------------------------------        Ended
                                                              September 30,   December 31,    March 31,    June 30,       June 30,
                                                                  1998            1998           1999         1999          1999
                                                              ------------    ------------    ---------    --------     -----------
Revenue                                                       $        -      $      -        $      -     $      -     $      -
Costs of revenue                                                       -             -               -            -            -
                                                                --------      --------        --------     --------     --------
Gross margin                                                           -             -               -            -            -

Expenses
Research and development                                             650           784           1,610        1,687        4,731
Sales, marketing and administration                                2,874         2,706           3,164        3,413       12,157
Amortization of intangible assets                                     50            75              75           75          275
Purchased in-process research and development                      8,210             -               -            -        8,210
                                                                --------      --------        --------     --------     --------
     Total expenses                                               11,784         3,565           4,849        5,175       25,373
                                                                --------      --------        --------     --------     --------

Operating loss                                                   (11,784)       (3,565)         (4,849)      (5,175)     (25,373)

Interest income (expense), net                                      (873)       (1,104)         (1,368)        (689)      (4,034)
                                                                --------      --------        --------     --------     --------

Loss from continuing operations before income taxes              (12,657)       (4,669)         (6,217)      (5,864)     (29,407)
Benefit from income taxes                                         (2,585)       (1,678)         (2,239)      (2,111)      (8,613)
                                                                --------      --------        --------     --------     --------
Loss from continuing operations                                  (10,072)       (2,991)         (3,978)      (3,753)     (20,794)

Discontinued operations
Income (loss) from discontinued operations,
net of income taxes                                                  221          (645)         (3,532)          89       (3,867)
Gain on disposal, net of income taxes                                  -             -               -       36,281       36,281
                                                                --------      --------        --------     --------     --------
Loss from discontinued operations                                    221          (645)         (3,532)      36,370       32,414
                                                                --------      --------        --------     --------     --------
Net Income(loss)                                              $   (9,851)   $   (3,636)     $   (7,510)    $ 32,617   $   11,620
                                                                ========      ========        ========     ========     ========

Basic and diluted earnings (loss) per share
Loss from continuing operations                               $    (0.33)   $    (0.10)     $    (0.13)    $  (0.13)  $    (0.70)
Income (loss) from discontinued operations                          0.01         (0.02)          (0.12)        1.24         1.09
                                                                --------      --------        --------     --------     --------
Net Income(loss)                                              $    (0.33)   $    (0.12)     $    (0.25)    $   1.11    $    0.39
                                                                ========      ========        ========     ========     ========

Weighted average common shares used in computing
basic and diluted earnings (loss) per share                       30,230        29,936          29,558       29,374       29,774
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